UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2024

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of FutureFuel Corp. (the “Company”) accepted the resignation of Alain J. Louvel from the Board of Directors, effective as of March 12, 2024. Prior to his resignation, Mr. Louvel served on the Audit Committee of the Board. Mr. Louvel’s resignation was not the result of any dispute or disagreement with the Company or the Board. Mr. Louvel had served on the Board of Directors since 2018. The Company thanks Mr. Louvel for his dedicated service to the Company.

Effective March 12, 2024, the Company appointed G. Bruce Greer to replace Mr. Louvel as a Class C member of the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Greer has served as President of GBGJR Advisors, an advisory firm providing strategic advice to chemical companies, private equity firms and consulting firms, since April 2017. Mr. Greer served as Vice President of Strategic Planning and IT at Olin Corporation (“Olin”) for 12 years. Prior to joining Olin, Mr. Greer spent nine years as a Vice President of Solutia, a public company spin off of The Monsanto Company, heading R&D, Commercial and Corporate Development, Strategy, M&A and running several businesses and was President of Pharma Services, and four years as a Vice President of Gemini Consulting and Services in Europe and the US, a global consulting firm with a focus on chemicals. He was a Vice President/Senior Director of Monsanto, working for the Chairman and at G D Searle. Mr. Greer was Chairman of the Board of Directors of Flexsys America L.P. Mr. Greer spent a year as a Senior Associate at Arthur Andersen LLP where his work focused on cost accounting and chemicals. He was an Assistant Professor at Northwestern University from 1988 through 1991 and served in the U.S. Navy.

There are no arrangements between Mr. Greer and any other person pursuant to which he was elected to serve as a director. There are no previous transactions between Mr. Greer and the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Greer will be compensated in accordance with the director compensation arrangements for 2024, pro-rated for his first year of service, as described in the Company’s Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 14, 2024 under the heading “Compensation of Directors.”

Mr. Greer will also be granted an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2017 Omnibus Incentive Plan which will expire in March 2029. In connection with this award, Mr. Greer entered into an Award Agreement dated March 18, 2024.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated March 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP. By: /s/ Rose M. Sparks Rose M. Sparks, Chief Financial Officer Date: March 18, 2024